Exhibit 5.1

June 29, 2020

Achieve Life Sciences, Inc.
1040 West Georgia Street, Suite 1030

Vancouver, BC V6E 4H1

Gentlemen and Ladies:

We deliver this opinion with respect to certain matters in connection with the offer and sale by Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), of 14,634,146 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of June 29, 2020, among the Company and the purchasers identified on the signature pages thereto. The Shares were registered pursuant to a shelf Registration Statement on Form S-3 (File No. 333-229019) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 26, 2018 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on February 11, 2019, the prospectus dated February 11, 2019 included therein (the “Base Prospectus”), and the prospectus supplement dated June 29, 2020 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) of the Securities Act. The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Purchase Agreement is referred to herein as the “Offering”.

In connection with our opinion expressed below we have examined originals or copies of the Purchase Agreement, the Company’s Certificate of Incorporation, as amended, (the “Certificate”), the Company’s Bylaws, as amended (the “Bylaws”), certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Company’s Certificate and Bylaws, the Registration Statement, together with the exhibits filed as a part thereof and all other documents incorporated therein by reference, the Prospectus and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated June 24, 2020 and a verbal bring-down from the Delaware Secretary of State confirming the Company’s good standing on June 29, 2020 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company (the “Management Certificate”).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than, the existing Delaware General Corporation Law.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Certificate or Bylaws, and (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of the Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the Purchase Agreement and in accordance with the resolutions adopted by the Board or a committee thereof, such Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

[Concluding Paragraph and Signature Follows on Next Page]

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We opine only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered, and speaks, only as of the date first written above and is based solely on our understanding of facts in existence as of such date after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP
FENWICK & WEST LLP